Exhibit 10.16

EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT (the "Amendment"), dated June 15, 2015, is entered into by and between SCHUFF INTERNATIONAL, INC., a Delaware corporation, and the other Persons listed in Schedule 1.1 of the Credit Agreement, as hereafter defined (collectively, jointly and severally the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor in interest to Wells Fargo Credit, LLC, formerly known as Wells Fargo Credit, Inc., a Minnesota corporation ("Lender").
RECITALS
The Borrower and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated August 14, 2013 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. Credit Agreement Amendment. The Credit Agreement is hereby amended as follows:
(a) The following definitions are hereby added to or amended as applicable in Section 1.1 of the Credit Agreement:.
"Bank Product" means any one or more of the following financial products or accommodations extended to a Borrower or any of their subsidiaries by a Bank Product Provider: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called "procurement cards" or "P-cards"), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
"Bank Product Agreements" means those agreements entered into from time to time by a Borrower or any of their subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products, including all Cash Management Documents.
"Bank Product Obligations" means (a) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by a Borrower or any of their subsidiaries to Lender or another Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising and (b) all Hedge Obligations.
"Bank Product Provider" means Lender, Wells Fargo Bank, NA or any of their Affiliates that provide Bank Products to a Borrower or any of their subsidiaries.

"Cash Management Documents" means the agreements governing each of the Cash Management Services of Lender utilized by a Borrower, which agreements shall currently include the Master Agreement for Treasury Management Services or other applicable treasury management services agreement, the "Acceptance of Services", the "Service Description" governing each such treasury management service used by a Borrower, and all replacement or successor agreements which govern such Cash Management Services of Lender.
"Obligations" means the Advances (whether or not evidenced by the Notes), the Obligation of Reimbursement, any and all Swap Obligations, any and all Bank Product Obligations and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender or any Lender Affiliate under this Agreement or any Loan Document, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone, a Lender Affiliate alone, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquid or unliquid, or sole, joint, several or joint or joint and several, and including all indebtedness and obligations of the Borrower arising under any Loan Document, Swap Agreement or guaranty between Borrower and the Lender or between Borrower and any Lender Affiliate, whether now in effect or hereafter entered into.
(b) Section 6.2 of the Credit Agreement is hereby deleted and replaced as follows:
6.2 Financial Covenants.
(a)    Fixed Charge Coverage Ratio. The Borrower, on a consolidated basis with its Subsidiaries, will maintain a Fixed Charge Coverage Ratio (on a trailing 12-month basis) as of each fiscal quarter end of not less than 1.20 to 1.00.
(b)    Total Debt to EBITDA Ratio. The Borrower, on a consolidated basis with all Subsidiaries, shall achieve Total Debt to EBITDA ratio (on a trailing 12-month basis) for each fiscal quarter end of not less than the amounts set forth below:

Quarter Ending	Minimum Required Ratio
March 31, 2015	2.0 to 1
June 30, 2015	2.0 to 1
September 30, 2015	2.0 to 1
December 31, 2015	2.0 to 1

(c)    Free Cash Flow. The Borrower shall, if requested by the Lender in its sole discretion, on the first day of the first month following Lender's receipt of Borrower's audited financial statements of each year, pay 30% of the Free Cash Flow generated in the immediately preceding fiscal year to Lender for application to reduce the outstanding principal balance of the Advances supported by the Eligible Equipment component of the Borrowing Base.

(d)    Capital Expenditures. The Borrower shall not in any fiscal year incur unfinanced Capital Expenditures in excess of $10,000,000.00 in the aggregate in the 2015 fiscal year.
(e)    Minimum Monthly Stop Loss. The Borrower will not permit the Net Loss of Borrower and its Subsidiaries on a consolidated basis to exceed $600,000.00 in the aggregate in any one month or $1,000,000.00 in the aggregate during any two consecutive months during any fiscal year.
(f)    Re-Establishment of Financial Covenants. On or before January 15, 2016 and January 15 of each year thereafter, the Borrower and the Lender shall agree in writing on new covenant levels for Sections 6.2(a) - 6.2(f) for such fiscal year, unless the Lender agrees in writing that the then existing covenant levels shall continue for a longer period. The new covenant levels will be based on the projections for such periods and shall be no less stringent than the levels in effect immediately prior thereto. So long as the Lender has acted in good faith in its efforts to establish new covenant levels, the failure to establish new covenant levels by each January 15, regardless of the reason, shall be an Event of Default.
(c) Exhibit B of the Credit Agreement is hereby deleted and replaced with Exhibit B attached hereto.
2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
3. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws or articles of organization and operating agreement, as applicable, of the Borrower, which were certified and delivered to the Lender pursuant to a previous Certificate of Authority of the Borrower's secretary or assistant secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to a previous Certificate of Authority of the Borrower's secretary or assistant secretary, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.
(b) Such other matters as the Lender may reasonably require.
4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
5. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
7. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
8. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all title insurance premiums and all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, subject to the terms of this Amendment, in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.
9. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower	SCHUFF INTERNATIONAL, INC., a Delaware corporation
c/o Schuff International, Inc. 1841 W. Buchanan Street Phoenix, Arizona 85007 Telecopier: (602) 452-4465 Attention: Michael R. Hill e-mail: ____________________	By /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO
SCHUFF STEEL COMPANY, a Delaware corporation
By: /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO
SCHUFF STEEL – ATLANTIC, LLC., a Florida limited liability company
By: Schuff Steel Company, a Delaware corporation Its Managing Member By: /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO
QUINCY JOIST COMPANY, a Delaware corporation
By: /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO
SCHUFF STEEL – GULF COAST, INC., a Delaware corporation
By: /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO

ON-TIME STEEL MANAGEMENT HOLDING, INC., a Delaware corporation
By: /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO
SCHUFF HOLDING CO., a Delaware corporation
By /s/ Michael R. Hill Michael R. Hill Its: President
ADDISON STRUCTURAL SERVICES, INC., a Florida corporation
By /s/ Michael R. Hill Michael R. Hill Its: President
SCHUFF STEEL MANAGEMENT COMPANY-SOUTHEAST L.L.C., a Delaware limited liability company
By /s/ Michael R. Hill Name: Michael R. Hill, Manager
SCHUFF STEEL MANAGEMENT COMPANY-SOUTHWEST, INC., a Delaware corporation
By: /s/ Michael R. Hill Michael R. Hill Its: Vice President and CFO
SCHUFF STEEL MANAGEMENT COMPANY-COLORADO, L.L.C., a Delaware limited liability company
By: /s/ Michael R. Hill Michael R. Hill, Manager

SCHUFF PREMIER SERVICES LLC, a Delaware limited liability company
By: /s/ Michael R. Hill Name: Michael R. Hill, Manager
WELLS FARGO BANK, NATIONAL ASSOCIATION, successor in interest to Wells Fargo Credit, LLC, formerly known as Wells Fargo Credit, Inc., a Minnesota corporation
By _________________________________ Its Authorized Signatory

Exhibit B

COMPLIANCE CERTIFICATE

To:	_________________________________
Wells Fargo Bank, National Association

Date:	__________________, 201_

Subject:	___________________________
Financial Statements

In accordance with our Second Amended and Restated Credit and Security Agreement dated as of ________________, as amended from time to time (the "Credit Agreement"), attached are the financial statements of Schuff International, Inc. and its Subsidiaries as of and for ________________, 20__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.
I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.
Events of Default. (Check one):

❑	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

❑
The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.8(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period to be effective as of any date permitted under the Agreement.

Financial Covenants. I further certify to the Lender as follows:(Check one):

❑	The Reporting Date marks the end of one of the Borrower's fiscal months, but not the end of a fiscal quarter or fiscal year; hence I am completing all items below except items ___ and __.

❑	The Reporting Date marks the end of one of the Borrower's fiscal quarters but not the end of a fiscal year, hence I am completing all items below except items _ and _.

❑	The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below all items below.

I further certify to the Lender as follows:

1.	Section 6.2(a) – Fixed Charge Coverage Ratio.

Quarter Ending	Minimum Required Fixed Charge Coverage Ratio	Actual
March 31, 2015	1.20 to 1
June 30, 2015	1.20 to 1
September 30, 2015	1.20 to 1
December 31, 2015	1.20 to 1

2.	Section 6.2(b) Total Debt to EBITDA

Quarter Ending	Minimum Required Ratio	Actual
March 31, 2015	2.0 to 1
June 30, 2015	2.0 to 1
September 30, 2015	2.0 to 1
December 31, 2015	2.0 to 1

3.	Section 6.2(c) Free Cash Flow

Year	Requirement =	Actual
Each Fiscal Year	30% of Free Cash Flow

4.	Section 6.2(d)

Year	Maximum Permitted Unfinanced Capital Expenditures	Actual
2015	$10,000,000.00

5.	Section 6.2(e)

Month	Maximum Permitted Net Loss	Actual
Any single month	$600,000.00
Any two consecutive months	$1,000,000.00

6.    Distributions. As of the Reporting Date, the Borrower ¨ is ¨ is not in compliance with Section 6.7 of the Credit Agreement concerning dividends distributions, purchases, retirements and redemptions.
7.    Salaries. As of the Reporting Date, the Borrower ¨ is ¨ is not in compliance with Section 6.8 of the Credit Agreement concerning salaries and other compensation.
8.    Transactions With Affiliates. As of the Reporting Date, the Borrower ¨ is ¨ is not in compliance with Section 6.27 of the Credit Agreement concerning transactions with Affiliates.
Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

Chief Financial Officer of Schuff International, Inc. and authorized agent of the other Persons comprising the Borrower